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                                                                    Exhibit 99.1


         The following press release was issued by D&E Communications, Inc. on May 24, 2002.


D&E COMMUNICATIONS, INC.                             NEWS RELEASE

FOR IMMEDIATE RELEASE                                CONTACT PERSON:
May 24, 2002                                         W. Garth Sprecher
                                                     (717)738-8304


                D&E COMMUNICATIONS CLOSES CONESTOGA ACQUISITION;
        ANNOUNCES EXCHANGE RATIO/ELECTION DEADLINE/TRANSACTION STRUCTURE


Ephrata, Pa.--(BUSINESS WIRE) -- May 24, 2002-- D&E Communications, Inc. ("D&E") (Nasdaq: DECC) announced today that it completed its acquisition of Conestoga Enterprises, Inc. ("Conestoga") for approximately $350 million including the assumption of Conestoga's debt.

The transaction, which was approved by Conestoga shareholders at their special meeting and by D&E shareholders at their annual meeting, each held on May 23, 2002, creates the country's 20th largest incumbent telephone company serving more than 175,000 access lines and over 17,000 dial-up, DSL and cable modem subscribers.

The transaction was structured as a "cash election" merger entitling each Conestoga shareholder to elect to receive consideration comprised of 100% in cash, 100% in shares of D&E common stock or a combination of 55% in cash and 45% in shares of D&E common stock, in each case with a value of $33.00 per Conestoga share. The elections of Conestoga shareholders to receive 100% cash or 100% D&E common stock consideration may be subject to proration adjustment as further described in the Proxy Statement/Prospectus previously distributed to D&E and Conestoga shareholders. Conestoga shareholders electing to receive 55% cash and 45% D&E common stock consideration will receive cash and stock in accordance with their election.

"This is an historic day for our collective organizations' employees and shareholders. For nearly 100 years, these organizations have served neighboring communities. Together, we will continue to bring the highest quality communications products and services available to our customers throughout eastern Pennsylvania," remarked Anne B. Sweigart, Chairman and President of D&E.

ELECTION DEADLINE: 5:00 PM (NEW YORK CITY TIME) ON JUNE 3, 2002 has been fixed as the deadline for former Conestoga shareholders to submit their elections regarding the type of merger consideration they wish to receive. For an election to be validly made, the exchange agent for the transaction, StockTrans, Inc., must receive a properly completed and executed Election Form / Letter of Transmittal, copies of which were previously distributed to Conestoga shareholders, by no later than such deadline. Any Conestoga shareholder who fails to


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make a valid election will be deemed to have elected to receive 55% cash consideration and 45% D&E common stock consideration. Conestoga shareholders requesting assistance with completing the Election Form / Letter of Transmittal or for additional copies of the Proxy Statement/Prospectus or the Form Election / Letter of Transmittal should be IMMEDIATELY directed to StockTrans, Inc. at
(610) 649-7300.

EXCHANGE RATIO: The exchange ratio for Conestoga shareholders who will receive any part of their merger consideration in shares of D&E common stock has been fixed at 2.1208. Consequently, each share of Conestoga common stock converted into stock consideration in the merger will be converted into 2.1208 shares of D&E Communications common stock. Fractional shares resulting from the conversion to D&E Communications common stock will be paid out to Conestoga shareholders in cash.

TRANSACTION STRUCTURE: The merger was completed by using a forward merger structure involving the merger of Conestoga with and into a wholly-owned subsidiary of D&E. Consequently, as described in the Proxy Statement/Prospectus, the receipt by former Conestoga shareholders of D&E common stock consideration in the merger will not be subject to tax until the subsequent disposition of such shares. CONESTOGA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER AND THE VARIOUS ELECTIONS REGARDING THE TYPE OF MERGER CONSIDERATION THEY MAY CHOOSE FROM, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

D&E was represented by its financial advisors, Jefferies & Company and its legal advisors Morgan, Lewis & Bockius LLP. Conestoga was represented by its financial advisors, Legg Mason Wood Walker, Incorporated and its legal advisors Barley, Snyder, Senft & Cohen, LLC.

D&E Communications, Inc. is a provider of integrated communications services to residential and business customers in markets throughout central and eastern Pennsylvania. D&E offers its customers a comprehensive package of communications services including local and long distance telephone service, high-speed data services, Internet access service and cable television service. D&E also provides business customers with integrated voice and data network solutions.

Investors and security holders may obtain a free copy of D&E's registration statement on Form S-4, including the definitive Proxy Statement/Prospectus, at the Commission's web site at www.sec.gov. The documents filed with the Commission by D&E and Conestoga may also be obtained for free from D&E by directing a request to D&E, 124 East Main Street, Ephrata, Pennsylvania 17522,
Attn: Investor Relations. Certain of these documents may also be accessed on D&E's web site at www.decommunications.com.

THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS SHOULD BE READ CAREFULLY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.